UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 24, 2024
Date of Report (Date of earliest event reported)

Exact name of registrant as specified in its charter
State or other jurisdiction of incorporation
Commission	Address of principal executive offices	IRS Employer
File Number	Registrant's telephone number, including area code	Identification No.
001-14881	BERKSHIRE HATHAWAY ENERGY COMPANY	94-2213782
(An Iowa Corporation)
1615 Locust Street
Des Moines, Iowa 50309-3037
515-242-4300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Registrant	Securities registered pursuant to Section 12(b) of the Act:
BERKSHIRE HATHAWAY ENERGY COMPANY	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02    Unregistered Sale of Equity Securities.

On December 31, 2024, Berkshire Hathaway Energy Company ("BHE"), a wholly owned subsidiary of Berkshire Hathaway Inc. ("Berkshire Hathaway"), issued 481,000 shares of its 4% Perpetual Preferred Stock (the "BHE Perpetual Preferred") to a certain indirect wholly owned subsidiary of Berkshire Hathaway ("BHE B Sole Preferred Stockholder"), as part of the merger agreement described in Item 8.01 of this Current Report on Form 8-K. The BHE Perpetual Preferred issuance was effected pursuant to a private placement and was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereunder.

The description of the terms of the BHE Perpetual Preferred is qualified in its entirety by reference to the Fourth A&R Articles, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01    Other Events.

On December 24, 2024, BHE entered into an agreement and plan of merger ("Merger Agreement") with BHE B Inc. ("BHE B"), a wholly owned subsidiary of Berkshire Hathaway. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, BHE B (the "Disappearing Company") will merge with and into BHE (the "Surviving Company") with BHE surviving (the "Merger"). The Merger is being accounted for at book value as BHE and BHE B are entities under common control. BHE B owns eight investments in wind-powered generating facilities sponsored by third parties, commonly referred to as tax equity investments, and had net assets as of September 30, 2024, of approximately $1 billion.

Pursuant to the terms and conditions in the Merger Agreement, at the effective time of the Merger, which shall take place at 10:59 p.m., Central Time, on December 31, 2024 (the "Closing"), (a) the separate existence of the Disappearing Company will cease and each share of Common Stock, $0.0001 par value, of the Disappearing Company will be cancelled and (b) all shares of the issued and outstanding Preferred Stock, $0.01 par value, of the Disappearing Company, which are held by the BHE B Sole Preferred Stockholder, will be converted into and become exchangeable in the aggregate for (i) 481,000 shares of the BHE Perpetual Preferred having a liquidation preference of $1,000 per share and (ii) an aggregate amount in cash and short-term investments of $420,900,000. The Merger Agreement also contains customary representations and warranties related to the Merger.

Also, on December 19, 2024, BHE filed its Fourth Amended and Restated Articles of Incorporation (the "Fourth A&R Articles") with the Secretary of the State of Iowa, which, among other things, reverse split all of the issued and then-outstanding shares of Common Stock of BHE, no par value (the "Common Stock"), in the aggregate, into one share of the Common Stock and reduced the number of authorized shares of the Common Stock to 100. The Fourth A&R Articles became effective on December 30, 2024.

The description of the reverse stock split is qualified in its entirety by reference to the Fourth A&R Articles, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Fourth Amended and Restated Articles of Incorporation of Berkshire Hathaway Energy Company, effective as of December 30, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HATHAWAY ENERGY COMPANY
Date: December 31, 2024
/s/ Charles C. Chang
Charles C. Chang
Senior Vice President and Chief Financial Officer
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